Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) FORUM MARKETS, INCORPORATED CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

ENGINE SALE AND PURCHASE AGREEMENT

Dated as of July 27, 2026

BETWEEN

AERO ENGINE SOLUTIONS, INC.

as Seller

and

EURUS AEROSPACE TOKEN I LLC

as Buyer

with respect to the sale and purchase of one (1) CFM International model CFM56-7B aircraft engine bearing manufacturer’s serial number [***]

ENGINE SALE AND PURCHASE AGREEMENT

THIS ENGINE SALE AND PURCHASE AGREEMENT (this “Agreement”) is dated as of this 27th day of July 2026 and entered into by and between:

(1)	AERO ENGINE SOLUTIONS, INC., a limited liability company organized under the laws of Florida whose address and principal place of business is located at [***] (“Seller”); and

(2)	EURUS AEROSPACE TOKEN I LLC, a limited liability company organized under the laws of Delaware, whose address and principal place of business is located at [***] (“Buyer”).

Seller and Buyer may collectively be referred to as the “Parties” or each one individually referred to as a “Party” as the context so requires.

In consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller the Engine (as defined below), and Seller and Buyer further agree as follows:

1.	Definitions. The following capitalized terms used in the Transaction Documents and not otherwise defined shall have the following respective meanings:

“Affiliate” means a Person or an entity that directly or indirectly controls, is controlled by, or is under common control with, another Person or entity, including, among the others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.

“Bill of Sale” means a warranty bill of sale substantially in the form of Exhibit A hereto.

“Business Day” means a day other than a Saturday or Sunday on which the banks in West Palm Beach, Florida, are open for the transaction of business of the type required by this Agreement.

“Buyer Indemnitees” means each of Buyer and its Affiliates and all of their respective successors and assigns, shareholders, officers, directors, members, managers, servants, and employees.

“Cape Town Treaty” means, collectively, the official English language text of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment each adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa.

“Casualty Event” means the actual or constructive total loss or destruction of the Engine or the loss of possession of the Engine for more than sixty (60) days by reason of seizure, requisition, theft, disappearance, or otherwise.

“Claims” has the meaning given to such term in Section 10(a).

“Closing” means the transfer of title to the Engine as evidenced by Seller’s execution and delivery of the Bill of Sale to Buyer.

“Closing Date” means the date on which Closing actually occurs.

“Cutoff Date” has the meaning given to such term in Section 11(a).

“Delivery Location” means the [***] or such other location mutually agreed upon by Buyer and Seller in writing, acting reasonably.

“Delivery Receipt” means a delivery receipt in the form of Exhibit B hereto.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“Engine” means one (1) CFM International model CFM56-7B aircraft engine bearing manufacturer’s serial number [***] in as-installed QEC configuration described in Schedule 1 hereto, together with all Parts and Engine Records but excluding engine stand, nose cowl and thrust reverser.

“Engine Activity” means, in relation to the Engine, the purchase, sale, ownership, possession, use, import, export, registration, re-registration, deregistration, non-registration, manufacture, performance, transportation, management, location, movement, acquisition, disposal, transfer, exchange, control, design, condition, defect, testing, inspection, acceptance, delivery, redelivery, leasing, subleasing, pooling, interchange, maintenance, repair, loss, damage, emissions, refurbishment, insurance, reinsurance, service, modification, overhaul, replacement, alteration, storage, removal or operation of the Engine or any Part (whether in the air or on the ground or otherwise).

“Engine Records” means all records, logs, technical data, manuals and other documents (including any electronically stored documents) relating to the Engine, to the extent such documents are in Seller’s possession or control.

“Engine Stand” means one (1) AGSE engine stand bearing manufacturer’s part number AM-2563-277 and manufacturer’s serial number AGS556 with cradle part number AM-2811-4800 and manufacturer’s serial number AGS6167.

“FAA” means the Federal Aviation Administration.

“FAA Counsel” means the law firm of [***], a professional corporation.

“Final Closing Date” means July 30, 2026 or such later date as may be agreed between the Parties in writing.

“Government Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multinational organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.

“GTA” means the Aircraft Engine Lease General Terms Agreement to be entered into between Lessee, as lessee and Buyer, as lessor.

“International Registry” means the International Registry of Mobile Assets established under the Cape Town Convention.

“KYC” means know your customer.

“Lease” means the Aircraft Engine Lease Agreement to be entered into between Lessee, as lessee and Buyer, as lessor, pertaining to the lease of the Engine, which will incorporate all of the terms and conditions of the GTA.

“Lessee” means [***].

“Lien” means any and all liens, security interests, mortgages, encumbrances, rights of first offer, rights of first refusal, attachments, leases and claims of third parties.

“Notice” has the meaning given to such term in Section 14.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Part” means any appliance, part, accessory or other item of equipment pertaining to, installed on, or attached to the Engine.

“Permitted Lien” means any Lien created by or through Buyer.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, company, firm, trust, organization, government, or any agency or political subdivision thereof or any other entity, whether or not having a separate legal personality.

“Purchase Price” means $11,650,000.00.

“Seller Indemnitees” means each of Seller, [***] and their respective Affiliates and all of their respective successors and assigns, shareholders, officers, directors, members, managers, servants, and employees.

“Servicing Agreement” means that certain Servicing Agreement dated as of March 27, 2026 by and between Seller, as servicer, and Buyer, as owner.

“Servicing Agreement Supplement” means a supplement to the Servicing Agreement in the form of Exhibit C hereto:

“Scheduled Closing Date” means July 24, 2026 or such later date as may be agreed between the Parties.

“Taxes” and “Tax” have the meanings given to such terms in Section 3(b).

“Tax Indemnitee” means Seller and its Affiliates.

“Trade Control Laws” means all laws and regulations relating to: (a) economic, trade and financial sanctions administered or enforced by OFAC or the U.S. Department of State; (b) export and re-export controls administered or enforced by the U.S. Department of Commerce or U.S. Department of State; (c) U.S. anti-corruption laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended; and (d) any other U.S. law of similar effect or that relates to U.S. trade controls or anti-corruption, in each case, as may amended from time to time.

“Transaction Documents” means this Agreement, the Bill of Sale, the Delivery Receipt, the Servicing Agreement, the Servicing Agreement Supplement and any other ancillary documents executed by a Party in connection therewith.

2.	Sale of Engine. Subject to the provisions of this Agreement, Seller agrees to sell the Engine to Buyer and Buyer agrees to purchase the Engine from Seller for the applicable Purchase Price associated, on the Closing Date in an “as is, where is” condition with all faults, except as expressly set forth herein.

If a Casualty Event occurs with respect to the Engine after the date of this Agreement and prior to the Closing Date, neither Party will have any further liability to the other with respect to the purchase and sale of the Engine hereunder.

3.	Payment and Taxes.

(a)	Payment. On or prior to the Closing Date, Buyer will pay Seller the Purchase Price. The Purchase Price and all other payments to Seller hereunder will be made in immediately available funds by wire transfer to the following bank account of Seller:

Beneficiary Name:	Aero Engine Solutions, Inc.
Bank Name:	[***]
Bank Address:	[***]
ABA Routing No.:	[***]
SWIFT:	[***]
Account:	[***]
Reference:	ESN [***]

(b)	Taxes

(i)	Buyer agrees to promptly pay when due, all sales, use, stamp duty, value added, transfer and any similar taxes together with all fees, levies, customs, duties, charges, deductions or withholdings however or wherever imposed (whether imposed upon Buyer, any Tax Indemnitee, the Engine or otherwise) by any jurisdiction now or hereafter together with all and any assessments, penalties, fines, additions or interest thereon in connection with this Agreement and the transactions contemplated hereunder (all of the foregoing collectively referred to herein as “Taxes” or each as a “Tax”), excluding: (1) any tax that is based on or measured by the net income, profits or gains of Seller in its jurisdiction of formation or where it maintains a permanent establishment; or (2) any Taxes that relate to the period prior to Closing and unrelated to the transactions described in this Agreement. Seller and Buyer shall cooperate to structure the transaction to lawfully eliminate or minimize any Taxes.

(ii)	Buyer shall indemnify and hold each Seller Tax Indemnitee harmless (on an after-tax basis) against all such Taxes for which Buyer is responsible for hereunder, including any reasonable attorney’s fees incurred by such Tax Indemnitee for defending against such Taxes. The amount which Buyer is required to pay with respect to any Taxes indemnified against under this provision, shall be an amount sufficient to restore such Tax Indemnitee on an after-tax basis to the same position such Tax Indemnitee would have been in had such Taxes not been incurred. Any amount required to be paid by Buyer pursuant to this indemnity obligation shall be paid within ten (10) business days after receipt of a written demand from Seller accompanied by documentation reasonably acceptable to Buyer which shall substantiate the basis for such indemnity and the computation of the amount so payable.

4.	Technical Acceptance. Buyer hereby confirms that, prior to the date of this Agreement, Buyer completed or has had an opportunity to complete all inspections of the Engine and Engine Records as Buyer deemed necessary in its sole discretion. Buyer hereby further confirms that the Engine and Engine Records are technically acceptable to Buyer in all respects and that Buyer’s execution of this Agreement shall constitute Buyer’s irrevocable acceptance of the same.

5.	Delivery and Engine Stand Loan.

(a)	Delivery. Seller will deliver the Engine to Buyer on the Closing Date while the Engine is located at the Delivery Location.

(b)	Engine Stand Loan. At Closing, the Engine will be installed on the Engine Stand owned or leased by Seller. Seller agrees to loan Buyer the Engine Stand on an “as-is” “where-is” basis, without a warranty of any kind, for a period of sixty (60) days after the Closing Date (the “Loan Period”) provided that Buyer shall be obligated to return the Engine Stand to Seller DDP (Incoterms 2020) the Delivery Location on or prior to expiration of the Loan Period. In the event that Buyer fails to return the Engine Stand to Seller on or before the expiration of the Loan Period, Buyer shall be obligated to pay Seller a fee of $200.00 per day until the Engine Stand has been returned to the Delivery Location. In the event that Buyer fails to return the Engine Stand to the Delivery Location within ten (10) days following the expiration of the Loan Period, Seller shall have the unilateral right (but not the obligation) to sell the Engine Stand to Buyer for a purchase price of $25,000.00. For avoidance of doubt, Buyer shall have the risk of loss and damage for the Engine Stand while the Engine Stand remains in Buyer’s care, custody or control and shall be liable to Seller for any damage or loss to the Engine Stand beyond ordinary wear and tear.

6.	Conditions to Buyer’s Obligations. The following are conditions precedent to Buyer’s obligation to purchase the Engine from Seller on the Closing Date (which may be deferred or waived in full or in part by Buyer in writing, at its sole discretion):

(a)	the Engine will be located at the Delivery Location;

(b)	the Engine will not have suffered a Casualty Event;

(c)	the Engine shall be free and clear of any and all Liens except for Permitted Liens;

(d)	Buyer shall have obtained at Buyer’s expense, FAA and International Registry title searches with respect to the Engine and shall otherwise be satisfied that the Engine is free and clear of any Liens, except for Permitted Liens;

(e)	Buyer will have received a counterpart of the Servicing Agreement Supplement duly executed by the Seller;

(f)	Buyer and Lessee will have executed the GTA and the GTA will be in full force;

(g)	Buyer will have received an executed and undated counterpart of the Lease Agreement from the Lessee in escrow and confirmation from the Lessee that Buyer is authorized to date the Lease at Closing;

(h)	Buyer shall have received the insurance certificate from Lessee in compliance with the Lease and Seller shall have received the insurance certificate from Lessee in compliance with Section 11;

(i)	Seller will have consented to FAA Counsel’s registration of the international interest created by the sale of the Engine from Seller to Buyer on the International Registry;

(j)	Buyer shall be satisfied that no Taxes will be imposed as a result of the sale and purchase of the Engine at the Delivery Location;

(k)	Buyer shall have received copies of all available historical bills of sale with respect to the Engine back to the date of manufacture;

(l)	each of the representations and warranties of Seller contained herein and in the Servicing Agreement will be true and correct in all material respects as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they will be true and correct in all material respects as of such earlier date); and

(m)	Buyer’s receipt of an officer’s certificate from Seller confirming that Seller’s representations and warranties under this Agreement are true and correct in all material respects as of the Closing Date and other customary confirmations with the following attachments included: (i) a copy of the constitutional documents of Seller, and (ii) a resolution or resolutions of the Seller’s board of directors (or applicable governing body) which are in full force and effect and not amended or rescinded approving the transactions contemplated by this Agreement and the other Transaction Documents to which Seller is a party and authorizing a Person or Persons to sign and deliver this Agreement and such other Transaction Documents and any notices or other documents to be given or entered into pursuant hereto or thereto on behalf of Seller.

If any of the foregoing conditions precedent have not been satisfied or waived by Buyer in writing on or before the Final Closing Date, Buyer may terminate this Agreement by written notice to Seller and thereafter neither Party will have any further obligation or liability hereunder to one another hereunder with respect to the sale and purchase of the Engine save for the express terms of this Agreement that are intended to survive such termination.

7.	Conditions to Seller’s Obligations. The following are conditions precedent to Seller’s obligation to sell the Engine to Buyer on the Closing Date (which may be deferred or waived in full or in part by Seller in writing at its sole discretion):

(a)	the Engine will be located at the Delivery Location;

(b)	the Engine will not have suffered a Casualty Event;

(c)	Seller will have received a counterpart of the Servicing Agreement Supplement duly executed by Buyer;

(d)	Seller shall have received the insurance certificate from Lessee in compliance with Section 11 of this Agreement;

(e)	Buyer will have consented to FAA Counsel’s registration of the international interest created by the sale of the Engine from Seller to Buyer on the International Registry;

(f)	if applicable, receipt by Seller of a duly completed and executed copy of an appropriate sales tax exemption certificate or other documentation evidencing that no Taxes are due or collectible upon transfer of title to the Engine or such other documentation as reasonably requested by Seller;

(g)	Seller shall be satisfied that no Taxes (or other taxes) will be imposed as a result of the sale and purchase of the Engine at the Delivery Location;

(h)	each of the representations and warranties of Buyer contained herein and in the Servicing Agreement will be true and correct in all material respects as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they will be true and correct in all material respects as of such earlier date); and

(i)	receipt by the Seller of an officer’s certificate from Buyer confirming that Buyer’s representations and warranties under this Agreement are true and correct in all material respects as of the Closing Date and other customary confirmations, with the following attachments included: (i) a copy of the constitutional documents of Buyer, and (ii) a resolution or resolutions of Buyer’s board of directors (or applicable governing body) which are in full force and effect and not amended or rescinded approving the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party and authorizing a Person or Persons to sign and deliver this Agreement and such other Transaction Documents and any notices or other documents to be given or entered into pursuant hereto or thereto on behalf of Buyer.

If any of the foregoing conditions precedent have not been satisfied or waived by Seller in writing on or before the Final Closing Date, Seller may terminate this Agreement by written notice to Buyer and thereafter, neither Party will have any further obligation or liability hereunder to one another hereunder with respect to the sale and purchase of the Engine save for the express terms of this Agreement that are intended to survive such termination.

8.	Closing and Post-Closing Actions

(a)	Closing. The Parties will use commercially reasonable efforts to close on the purchase and sale of the Engine on or about the Scheduled Closing Date but, in any event, no later than the Final Closing Date. Subject to the satisfaction, deferral or waiver of the conditions precedent in Sections 6 and 7 of this Agreement on the Closing Date, title and risk of loss to the Engine will be conveyed by Seller to Buyer through Seller’s execution and delivery of a Bill of Sale to Buyer following Seller’s receipt of the following items from Buyer:

(iii)	the Purchase Price; and

(iv)	the Delivery Receipt duly executed by Buyer.

(b)	Post-Closing Actions. Promptly following Closing on the Closing Date, Seller will cause FAA Counsel to:

(i)	register the international interest created by the sale of the Engine by Seller to Buyer on the International Registry; and

(ii)	provide filing confirmation and an International Registry priority search certificate to Buyer confirming that the actions set forth in sub-section (i) have been taken.

9.	Warranties and Warranty Disclaimers.

(a)	Title Warranty: Seller warrants to Buyer that Seller on the Closing Date, that Seller will have and will convey to Buyer, good and marketable title to the Engine, free and clear of any and all Liens except for Permitted Liens.

(b)	Engine Warranties. Seller hereby assigns to Buyer any and all assignable warranties of manufacturers, service providers, supplier or maintenance facilities, overhaul agencies, of and for the Engine, effective concurrently with Closing. Upon the request of Buyer, Seller shall give Buyer aid and assistance in enforcing the rights of Buyer arising under such warranties. Upon the request of Buyer, Seller shall give notice to any such manufacturers, maintenance facilities and overhaul agencies of the assignment of such warranties to Buyer.

(c)	Warranty Disclaimers and Prior Representations.

(i)	THE ENGINE, THE PARTS THEREOF, THE ENGINE RECORDS, AND ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER ARE BEING SOLD AND TRANSFERRED TO BUYER AND ACCEPTED BY BUYER HEREUNDER “AS-IS, WHERE-IS,” WITH ALL FAULTS, AND EXCEPT AS EXPRESSLY SET FORTH IN AGREEMENT and the Bill of Sale, WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF SELLER OR ANY SELLER INDEMNITEE EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE AS TO THE CONDITION THEREOF.

(ii)	BUYER UNCONDITIONALLY AGREES THAT, AS BETWEEN BUYER AND SELLER THE ENGINE AND EACH PART THEREOF IS SOLD AND PURCHASED IN AN “AS IS, WHERE IS”, “WITH ALL FAULTS” CONDITION AS OF THE CLOSING DATE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DATE, PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF ANY ENGINE RECORDS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHTS; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

(iii)	ANY PRIOR REPRESENTATIONS OR STATEMENTS, WHETHER ORAL OR WRITTEN, MADE BY SELLER AS TO THE ENGINE, INCLUDING WITHOUT LIMITATION, AS TO THE CONDITION OR FITNESS OF THE ENGINES(INCLUDING, BUT NOT LIMITED TO, ITS RELATED PARTS, AND/OR ANY OF THE ENGINE RECORDS) OR THE ENGINE’S CAPABILITIES OR CAPACITIES, ARE SUPERSEDED HEREBY AND ANY SUCH REPRESENTATIONS OR STATEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT ARE HEREBY WITHDRAWN BY SELLER, WILL NOT BE APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY AND ARE OF NO FURTHER FORCE AND EFFECT. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED AND IS NOT RELYING ON ANY SUCH REPRESENTATION OR STATEMENTS.

10.	Indemnification.

(a)	Buyer Indemnity. Buyer agrees to indemnify, defend, save and hold harmless the Seller Indemnitees, in full and on demand from and against any and all losses, liabilities, actions, proceedings, penalties, fines, judgments, damages, fees, costs, expenses (including reasonable attorneys’ fees and costs), claims, obligations, or other liabilities (“Claims”) which may be alleged or incurred by a Seller Indemnitee (regardless of when same are suffered or incurred and regardless of whether caused by the negligent acts or omissions of any Seller Indemnitee): (i) arising directly or indirectly out of or in any way connected with any Engine Activity with respect to the Engine or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any Engine Activity on or after Closing; or (ii) as a result of the breach by Buyer of any of its obligations, representations or warranties hereunder or any documents entered into in connection therewith. Notwithstanding the foregoing, Buyer’s obligations under this Section 10(a) will not extend to any Claims to the extent such Claims (1) arise out of the gross negligence or willful misconduct by any Seller Indemnitee; (2) constitute the ordinary and usual operating or overhead expenses of Seller; (3) are the result of the breach by Seller of any of its obligations, representations or warranties hereunder or any documents entered into in connection therewith; or (4) are required to be borne by Seller in accordance with any other express provision contained in this Agreement.

(b)	Seller Indemnity. Seller agrees to indemnify, defend, save and hold harmless each Buyer Indemnitee, in full and on demand from and against any and all Claims which may be alleged or incurred by a Buyer Indemnitee (regardless of when same are suffered or incurred and regardless of whether caused by the negligent acts or omissions of any Buyer Indemnitee): (i) arising directly or indirectly out of or in any way connected with any Engine Activity or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any Engine Activity prior to Closing and provided that such Claim has been or is capable of being asserted prior to Closing and relates solely and exclusively to the period prior to Closing; or (ii) as a result of the breach by Seller of any of its obligations, representations or warranties hereunder or any documents entered into in connection therewith. Notwithstanding the foregoing, Seller’s obligations under this Section 10(b) will not extend to any Claims to the extent such Claims (1) arise out of the gross negligence or willful misconduct by any Buyer Indemnitee; (2) constitute the ordinary and usual operating or overhead expenses of Buyer; (3) are the result of the breach by Buyer of any of its obligations, representations or warranties hereunder or any documents entered into in connection therewith; or (4) are required to be borne by Buyer in accordance with any other express provision contained in this Agreement.

(c)	After-Tax Basis. Any payment under any Transaction Document, including any indemnity payment made under this Section 10, to a Buyer Indemnitee or Seller Indemnitee will include any amount necessary to hold the Buyer Indemnitee or Seller Indemnitee harmless on an after-tax basis from all withholding taxes and other taxes, fees and other charges required to be paid with respect to such payment or indemnity under all applicable laws.

11.	Insurance.

(a)	Insurances. With respect to the Engine, for a period expiring upon the date that is two (2) years after the Closing Date (the “Cutoff Date”), Buyer will (or will cause) the Seller Indemnitees to be included as additional insureds on (i) aircraft third party, property damage, passenger, baggage, cargo and mail, and aviation general third party (including products) legal liability insurance and contractual liability insurance, with a combined single limit (bodily injury/property damage) in respect of the Engine, in an amount not less than $600,000,000.00 (including War Risks) for each and every loss (and in the aggregate in respect of products and personal injury liability) when the Engine is installed on an airframe in operation or such higher amount as may be carried by such operator; or (ii) the aviation liability insurances (including bodily injury, property damage to third parties, products and completed operations insurances) in respect of the Engine in an amount not less than $50,000,000 (including War Risks) (for each and every loss (and in the aggregate in respect of products and personal injury liability) when the Engine is removed from service.

(b)	Terms of Insurance Policies. All policies carried in accordance with Section 11(a) and any policies taken out in substitution or replacement for any such policies, shall be maintained with insurers of recognized standing and normally participating in the leading international commercial aviation insurance markets (through reinsurance, if necessary) and reasonably acceptable to Seller. Further all policies shall:

(i)	name the Seller Indemnitees as additional insureds;

(ii)	provide that the Seller Indemnitees have no responsibility for payment of premium;

(iii)	provide that the insurers will, with respect to the Seller Indemnitees, waive any rights of subrogation, setoff, recoupment, counterclaim or any other deduction, by attachment or otherwise;

(iv)	provide that the insurance as to the interests of each Seller Indemnitee not be invalidated by any action or inaction by any other assured. Each Seller Indemnitee will be covered for its respective interest notwithstanding any breach or violation of warranty, condition or declaration, or by any non-disclosure or any false statement concerning the policy or the subject thereof, whether occurring before or after the date of this Agreement, or whether before or after the loss;

(v)	be primary without rights of contribution in relation to any other insurance, and not subject to average;

(vi)	include cross-liability and severability of interest endorsement;

(vii)	operate in all respects as if a separate policy had been issued to and covering each insured thereunder; provided, however, that the total liability under the policy will not exceed the limits of liability under the policy; and

(viii)	provide that no cancellation or material change of the insurance occurs without 30 days’ (or 10 days’ with respect to non-payment of premium and 7 days’ (or such lesser period as may be available with respect to War and Allied Perils) advance written notice to Seller.

(c)	Certificate of Insurance. Buyer shall provide Seller with an insurance certificate in compliance with this Section 11 prior to the Closing Date and annually thereafter at renewal until the Cutoff Date.

12.	Representations, Warranties and Covenants of Buyer. Buyer represents, warrants and covenants the following to Seller as of the date hereof and as of the Closing Date:

(a)	Organization, Etc. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is party.

(b)	Corporate Authorization. Buyer has taken, or caused to be taken, all necessary company or organizational action (including, without limitation, the obtaining of any consent or approval of any of its members or any managers required by its certificate of incorporation, by-laws or other charter documents) to authorize the execution and delivery of this Agreement and each other Transaction Document to which it is party and the performance of its obligations hereunder and thereunder.

(c)	No Violation. The execution and delivery by Buyer of this Agreement and each other Transaction Document to which it is party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer on the date hereof and on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the constitutive documents of Buyer, (ii) violate or contravene any law applicable to or binding on Buyer, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties is or may be bound or affected.

(d)	Approvals. The execution and delivery by Buyer of this Agreement and each other Transaction Document to which it is party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer on the date hereof and on the Closing Date of the transactions contemplated hereby or thereby, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Buyer, or (ii) any Government Entity.

(e)	Valid and Binding Agreement. This Agreement and each other Transaction Document to which Buyer is a party has been or will be duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and each other Transaction Document to which Buyer is a party constitute the legal, valid and binding obligations of Buyer and is enforceable against Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(f)	Litigation. There are no pending or, to the actual knowledge of Buyer, threatened actions or proceedings against Buyer before any court, administrative agency or tribunal which, if determined adversely to Buyer, would adversely affect the ability of Buyer to perform any of its obligations under this Agreement.

(g)	Compliance with Laws. Buyer is not purchasing the Engine on behalf of, or for the purpose of resale to, another Person to whom the exportation or transfer of the Engine is prohibited or restricted under Trade Control Laws.

(h)	Solvency. Buyer is not subject to any bankruptcy proceedings.

13.	Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants the following to Buyer as of the date hereof and as of the Closing Date:

(a)	Organization, Etc. Seller is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is party.

(b)	Authorization. Seller has taken, or caused to be taken, all necessary company or organizational action (including, without limitation, the obtaining of any consent or approval of any of its members or any managers required by its certificate of formation, operating agreement or other charter documents) to authorize the execution and delivery of this Agreement and each other Transaction Document to which it is party and the performance of its obligations hereunder and thereunder.

(c)	No Violation. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller on the date hereof and on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of any certificate of formation or other charter documents of Seller, (ii) violate or contravene any law applicable to or binding on Seller, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Seller is a party or by which Seller or any of its properties is or may be bound or affected.

(d)	Approvals. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller on the date hereof and on the Closing Date of the transactions contemplated hereby or thereby, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Seller, or (ii) any Government Entity.

(e)	Valid and Binding Agreement. This Agreement and each other Transaction Document to which Seller is a party has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(f)	Litigation. There are no pending or, to the actual knowledge of Seller, threatened actions or proceedings against Seller before any court, administrative agency or tribunal which, if determined adversely to Seller, would adversely affect the ability of Seller to perform any of its obligations under this Agreement.

(g)	Title. Seller hereby represents, warrants and covenants that it is the sole owner of, and on the Closing Date, upon delivery of the Bill of Sale by Seller to Buyer, Seller will transfer full good and marketable legal and beneficial title to the Engine to Buyer free and clear of all Liens other than Permitted Liens.

(h)	Solvency. Seller is not subject to any bankruptcy proceedings.

14.	Notices. Any notices required or permitted to be given hereunder (each referred to as a “Notice”) shall be in writing and shall be given to the Parties at their respective addresses shown below, or to such other address as either Party may subsequently notify the other:

If to Seller:	If to Buyer:
AERO ENGINE SOLUTIONS, INC. [***] Attn: [***] Email: [***]

EURUS AEROSPACE TOKEN I LLC

2875 South Ocean Blvd., Suite 100, Palm Beach, Florida 33480

Attn: Max van der Griend and John Saunders

Email: max.vandergriend@forum-markets.com and john.saunders@forum-markets.com

All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section 14.

15.	Further Assurances. Each Party agrees to take such further actions as may be reasonably requested by the other Party in order to carry out the intent of the Parties as expressed herein.

16.	Entire Agreement and Amendments. This Agreement and the attachments contain the entire agreement of the Parties with regard to the transaction described herein and supersede any previous negotiations, understandings, or agreements pertaining to that transaction. This Agreement may not be amended except by a subsequent writing signed by authorized representatives of both Parties. Seller and Buyer acknowledge and agree that there have been no representations, warranties, promises, guarantees or agreements, express or implied, made by either Party (or its respective representatives) in connection with the transactions contemplated by this Agreement, except as expressly set forth herein.

17.	No Third-Party Beneficiaries. Except as expressly set forth in Sections 3(b), 10(a), and 10(b), this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

18.	Assignment. Neither Seller nor Buyer may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or conditioned.

19.	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20.	Governing Law and Jurisdiction. This Agreement is governed by, and construed in accordance with, the laws of the State of Florida, applicable to contracts made and to be performed entirely within such State without regard for conflict of law principles. The Parties consent and hereby submit to the non-exclusive jurisdiction of the state and federal courts located in West Palm Beach, Florida in connection with any action or proceeding brought in connection with this Agreement and irrevocably waive any claim or defense based on inconvenient forum or improper venue in relation to any action or proceeding brought in such courts. The United Nations Convention on Contracts for the International Sale of Goods, 1980, and any amendment or successor thereto shall not apply to this Agreement.

21.	Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

22.	Fees and Costs. Except as otherwise expressly provided herein each Party will be responsible for and will pay the costs and expenses incurred by it in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’ fees and expenses and technical, inspection and/or appraisal costs. Buyer agrees to be responsible for any costs or expenses incurred in connection with any registration or filing effected in consequence of the transactions contemplated hereby.

23.	Survival. The Parties further agree and confirm that their obligations and agreements with respect to Taxes, insurance, indemnification and confidentiality set forth herein will survive the execution and delivery of this Agreement and the payment of the Purchase Price hereunder.

24.	Limitation of Consequential Damages. No Party will in any event be liable to any other Party for any indirect, special, consequential or punitive damages arising out of any breach or otherwise in respect of this Agreement or the subject matter hereof, except, for the avoidance of doubt, to the extent the indemnification provisions hereunder require an indemnity in respect of such damages which are recoverable by a Person not a party to this Agreement against a Seller Indemnitee or a Buyer Indemnitee, it being understood that this provision will not limit or expand the scope or content of such indemnification provisions.

25.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

26.	Time of the Essence. Time shall be of the essence in this Agreement.

27.	No Brokers. The Seller and the Buyer hereby represent and warrant to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any person (other than fees payable by each Party to its legal advisers and other professional advisers), and the Seller and the Buyer hereby indemnify the other on demand against any loss caused by a breach of the foregoing representation and warranty.

28.	Confidentiality. The Buyer and the Seller shall, and shall procure that their respective officers, employees and agents shall, keep confidential and shall not, without the prior written consent of the other Party, disclose to any third party, this Agreement or any of the terms or conditions of this Agreement or any documents or materials supplied by or on behalf of another Party in connection with this Agreement; provided, however, that nothing herein shall prevent the Buyer or its parent corporation from disclosing the full text of this Agreement as an exhibit to, or the material terms of this Agreement in, any filing with the U.S. Securities and Exchange Commission (the “SEC”), to the extent required by applicable law, rule, or regulation, including, without limitation, the Buyer’s parent corporation’s filing obligations with the SEC, provided that the Buyer and its parent corporation shall keep confidential the bank account information of the Seller as set forth in Section 3(a) hereof in any such disclosure with the SEC and if a copy of this Agreement will be filed with the SEC, Buyer will redact all commercially sensitive information from the Agreement and provide the redacted copy of this Agreement for review and comment prior to filing it with the SEC.

29.	Export Controls.

(a)	Buyer acknowledges that this Agreement is subject to Trade Control Laws.

(b)	Each Party will comply (and is in compliance) in all respects with all applicable Trade Control Laws relating to the ownership, installation, operation, movement, marketing and maintenance of the Engine. To this effect, the Parties acknowledge that the Engines are subject to the Trade Control Laws and Buyer further agrees that it will not sell, transfer or lease the Engine to any Person that is: (i) a target of (or subject to) U.S., European Union, United Kingdom or United Nations economic, financial or trade sanctions in force from time to time; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union, United Kingdom or United Nations persons, or Persons otherwise subject to the jurisdiction of the U.S., the European Union, the United Kingdom or United Nations may not conduct business, including, but not limited to, restricted party lists published or maintained by (I) OFAC, (II) the U.S. Department of Commerce, (III) the U.S. Department of State, (IV) the European Union or (V) His Majesty’s Treasury of the United Kingdom; or (iii) owned or controlled by, or an actor on behalf of, any Person described in clauses (i) or (ii). Seller warrants that it did not acquire the Engine from, or prior to Closing, relinquish control of the Engine to any Person described in clauses (i) or (ii).

30.	Filings and Registrations. Buyer and Seller each hereby agree to cooperate with each other to effect, maintain and discharge any and all filings and registrations as may be necessary to protect either Seller’s or Buyer’s right, title or interest in and to the Engine which may be necessary or desirable to be filed or registered in relation to the Convention On International Interests, In Mobile Equipment, and the Aircraft Protocol thereto and matters specific to aircraft equipment signed at Cape Town on 16 November 2001.

[signature page follows]

IN WITNESS WHEREOF, each of Seller and Buyer executed this Agreement as of the date shown at the beginning of this Agreement.

Seller:

AERO ENGINE SOLUTIONS, INC.

By:	/s/ Tyler Norman
Name:	Tyler Norman
Title:	Chief Executive Officer

Buyer:

EURUS AEROSPACE TOKEN I LLC

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer

EXHIBIT A

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT, AERO ENGINE SOLUTIONS, INC. (“Seller”), in consideration of the sum of US$10.00 and other valuable consideration in hand paid by EURUS AEROSPACE TOKEN I LLC (“Buyer”), the receipt and sufficiency of which is hereby acknowledged by Seller, has granted, exchanged, sold, conveyed, transferred and delivered, and does by these presents hereby grant, exchange, sell, convey, transfer, deliver and set over unto Buyer, the following described property, with all rights and privileges of ownership thereto:

one (1) CFM International model CFM56-7B aircraft engine bearing manufacturer’s serial number [***] in as-installed QEC configuration described in Schedule 1 of the Sale Agreement, together with all Parts and Engine Records but, excluding engine stand, nose cowl and thrust reverser (all of the foregoing collectively referred to herein as the “Property”).

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever. The undersigned covenants and agrees with Buyer to warrant and defend the title to the Property hereby sold to Buyer, its successors and assigns, against the lawful claims of all persons whomsoever, and further warrants that the Property is free from any and all liens, claims, or encumbrances whatsoever except to the extent created by or through Buyer.

Except as set forth above, THE PROPERTY IS SOLD TO BUYER “AS-IS, WHERE-IS” AND “WITH ALL FAULTS”. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE, AND NO REPRESENTATION OR AFFIRMATION OF FACT IS MADE, WITH RESPECT TO THE PROPERTY. THE WARRANTIES MADE HEREIN AND IN THE ENGINE SALE AND PURCHASE AGREEMENT DATED AS OF JULY 27, 2026 (THE “SALE AGREEMENT”) BETWEEN SELLER AND BUYER ARE EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES OF SELLER, WHETHER WRITTEN, ORAL OR IMPLIED. IN NO EVENT SHALL SELLER BE LIABLE TO BUYER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUSTAINED BY BUYER AS A RESULT OF THE SALE OF THE PROPERTY TO BUYER.

Capitalized terms used in this Bill of Sale, but not otherwise defined, shall have the meanings assigned to them in the Sale Agreement.

This Bill of Sale is governed by the laws of State of Florida.

*****[signature page follows]*****

IN WITNESS WHEREOF, this Bill of Sale has been executed on behalf of Seller by its authorized representative on this _____ day of July, 2026.

AERO ENGINE SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF DELIVERY RECEIPT

Pursuant to that certain ENGINE SALE AND PURCHASE AGREEMENT between AERO ENGINE SOLUTIONS, INC. (“Seller”) and EURUS AEROSPACE TOKEN I LLC (“Buyer”) and dated as of July 27, 2026 (the “Sale Agreement”), Buyer hereby confirms, acknowledges and certifies as follows:

1.	on July ___, 2026 at _______ am/pm (Eastern), Seller did deliver the following Engine while the Engine was located at the [***]:

one (1) CFM International model CFM56-7B aircraft engine bearing manufacturer’s serial number [***] in as-installed QEC configuration described in Schedule 1 of the Sale Agreement, together with all Parts and Engine Records but, excluding engine stand, nose cowl and thrust reverser (all of the foregoing collectively referred to herein as the “Engine”);

2.	the Engine has been delivered and accepted on the date set forth above to Buyer’s full satisfaction and pursuant to the terms and provisions of the Sale Agreement;

3.	the Engine has been fully examined by Buyer and received in a condition fully satisfactory to Buyer and in full conformity with the Sale Agreement in every respect; and

4.	Buyer agrees that it is purchasing the Engine in “AS IS, WHERE IS” AND “WITH ALL FAULTS” and subject to the terms and conditions of the Sale Agreement.

Capitalized terms used in this Delivery Receipt, but not otherwise defined, shall have the meanings assigned to them in the Sale Agreement.

This Delivery Receipt is governed by the laws of State of Florida.

*****[signature page follows]*****

IN WITNESS WHEREOF, this Delivery Receipt has been executed on behalf of Buyer by its authorized representative on this _____ day of July, 2026.

EURUS AEROSPACE TOKEN I LLC

By:
Name:
Title:

EXHIBIT C

FORM OF SERVICING AGREEMENT SUPPLEMENT

(attached)

SCHEDULE 1

QEC INVENTORY

(attached)